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EXHIBIT 4.2

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                            SERIES G Preferred STOCK
                         OF SENIOR CARE INDUSTRIES, INC.

             PURSUANT TO TITLE 7, CHAPTER 78 OF THE REVISED STATUTES
                     OF THE STATE OF NEVADA, SECTION 78.195

I, Stephen Reeder, President of Senior Care Industries, Inc., a Nevada corporation (the "COMPANY"), in accordance with the provisions of Title 7, Chapter 78 of the Revised Statutes of the State of Nevada, DO HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Company and pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Company, as amended, (the "ARTICLES OF INCORPORATION"), the Board of Directors of the Company, on April 30, 2001, adopted resolutions providing for the issuance of Series G Preferred Stock of the Company and fixing the relative powers, designations, preferences, rights, qualifications, limitations and restrictions of such stock. These resolutions are as follows:

         "RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the ARTICLES OF INCORPORATION, the issuance of SERIES G of Preferred Stock of the Company to be designated "SERIES G Preferred", par value $0.001 per share, which shall consist of one of the 5,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of the sole share of such series (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, set forth in the ARTICLES OF INCORPORATION which may be applicable to the Preferred Stock of this series) as follows:

         1. AUTHORIZED NUMBER AND DESIGNATION. One share of the Preferred Stock, $0.001 par value, of the Company is hereby constituted as a series of the Preferred Stock designated as SERIES G Preferred STOCK, $0.001 par value (the "SERIES G Preferred STOCK").

         2. DIVIDENDS AND DISTRIBUTIONS. The holders of SERIES G Preferred STOCK shall not be entitled to receive any dividends declared and paid by the Company.

         3. VOTING RIGHTS. Except as otherwise required by law or by the ARTICLES OF INCORPORATION, the holders of record of SERIES G Preferred STOCK will be entitled to all of the voting rights, including the right to vote in person or by proxy, of the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Company at a meeting at which holders of the Company's Common Stock ("COMMON STOCK") are entitled to vote ("COMPANY MEETING") or with respect to all written consents sought by the Company from its shareholders including the holders of the Company's Common Stock ("COMPANY CONSENT"). The holders of record of SERIES G Preferred STOCK shall be entitled one vote for each share held. In respect of all matters concerning the Voting Rights, SERIES G Preferred STOCK and the Common Stock shall vote as a single class.

         4. CONVERSION RIGHTS. SERIES G Preferred STOCK shall be convertible into Common stock, $.001 par value, on the following schedule:

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         At any time during or after the expiration of the 12th month following the issuance of the SERIES G Preferred STOCK, the holder thereof shall surrender the certificate and shall receive 60 shares of Common stock, $.001 par value, in the Company for each share of SERIES G Preferred STOCK which was surrendered, provided, however, that the number of shares converted during the 12th month following the issuance of the SERIES G Preferred STOCK shall not exceed 20% of the number of shares evidenced by the certificate presented. The stock transfer agent for the Company or the Company, whichever the case may be, shall then deliver to the holder or its order, a new SERIES G Preferred STOCK certificate for the balance of the SERIES G Preferred STOCK not yet converted and shall issue Common stock, $.001 par value, 60 shares for each share of SERIES G Preferred STOCK being converted.

         Thereafter, at any time during or after the expiration of the 24th month following the issuance of the SERIES G Preferred STOCK, the holder thereof shall surrender the certificate and shall receive 60 shares of Common stock, $.001 par value, in the Company for each share of SERIES G Preferred STOCK which was surrendered, provided, however, that the number of shares converted during the 24th month following the issuance of the SERIES G Preferred STOCK shall not exceed 20% of the number of shares evidenced by the certificate presented. The stock transfer agent for the Company or the Company, whichever the case may be, shall then deliver to the holder or its order, a new SERIES G Preferred STOCK certificate for the balance of the SERIES G Preferred STOCK not yet converted and shall issue Common stock, $.001 par value, 60 shares for each share of SERIES G Preferred STOCK being converted.

         Thereafter, at any time during or after the expiration of the 36th month following the issuance of the SERIES G Preferred STOCK, the holder thereof shall surrender the certificate and shall receive 60 shares of Common stock, $.001 par value, in the Company for each share of SERIES G Preferred STOCK which was surrendered, provided, however, that the number of shares converted during the 36th month following the issuance of the SERIES G Preferred STOCK shall not exceed 20% of the number of shares evidenced by the certificate presented. The stock transfer agent for the Company or the Company, whichever the case may be, shall then deliver to the holder or its order, a new SERIES G Preferred STOCK certificate for the balance of the SERIES G Preferred STOCK not yet converted and shall issue Common stock, $.001 par value, 60 shares for each share of SERIES G Preferred STOCK being converted.

         Thereafter, at any time during or after the expiration of the 48th month following the issuance of the SERIES G Preferred STOCK, the holder thereof shall surrender the certificate and shall receive 60 shares of Common stock, $.001 par value, in the Company for each share of SERIES G Preferred STOCK which was surrendered, provided, however, that the number of shares converted during the 48th month following the issuance of the SERIES G Preferred STOCK shall not exceed 20% of the number of shares evidenced by the certificate presented. The stock transfer agent for the Company or the Company, whichever the case may be, shall then deliver to the holder or its order, a new SERIES G Preferred STOCK certificate for the balance of the SERIES G Preferred STOCK not yet converted and shall issue Common stock, $.001 par value, 60 shares for each share of SERIES G Preferred STOCK being converted.

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         Thereafter, at any time during or after the expiration of the 60TH month following the issuance of the SERIES G Preferred STOCK, the holder thereof shall surrender the certificate and shall receive 60 shares of Common stock, $.001 par value, in the Company for each share of SERIES G Preferred STOCK which was surrendered, provided, however, that the number of shares converted during the 60TH month following the issuance of the SERIES G Preferred STOCK shall not exceed 20% of the number of shares evidenced by the certificate presented. The stock transfer agent for the Company or the Company, whichever the case may be, shall then deliver to the holder or its order, 60 shares of Common stock, $.001 par value, for each share of SERIES G Preferred STOCK being converted.

         5. LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and subject to any prior rights of holders of shares of Preferred Stock ranking senior to the SERIES G Preferred STOCK, the holders of the share of SERIES G Preferred STOCK shall be paid an amount totaling $0.001, together with payment to any class of stock ranking equally with the Special Voting Stock, and before payment shall be made to the holders of any stock ranking on liquidation junior to the Special Voting Stock.

         6. RANKING. The SERIES G Preferred STOCK shall rank junior to all other series of the Company's Preferred Stock, unless the terms of any such series shall provide otherwise.

         7. REDEMPTION RIGHTS. The SERIES G Preferred STOCK may be redeemed as a matter of right by the Company upon the payment to the holder of the SERIES G Preferred STOCK cash in United States dollars in a sum equal to the market value of the Common stock being issued to the holder on the day of surrender for conversion by the holder from SERIES G preferred STOCK to Common stock, $.001 par value.

         RESOLVED FURTHER, that the Chief Executive Officer, President or any Vice President and the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and directed to prepare and file (or cause to be prepared and filed) a Certificate of the Powers, Designations, Preferences and Rights in accordance with the foregoing resolution and the provisions of Nevada law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolutions."

         IN WITNESS WHEREOF, I have executed and subscribed to this Certificate and do hereby affirm the foregoing as true under the penalties of perjury as of the 30th day of April, 2001.

 /S/ Stephen Reeder
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 Stephen Reeder
 President
 Senior Care Industries, Inc.